Exhibit 99.1

SEAHAWK DRILLING ANNOUNCES SALE OF ASSETS TO HERCULES OFFSHORE

HOUSTON, February 11, 2011 – Seahawk Drilling, Inc. (“Seahawk”) (Nasdaq: HAWK) announced today that Hercules Offshore, Inc. (“Hercules”) (Nasdaq: HERO) is acquiring substantially all of Seahawk’s assets in a transaction valued at approximately $105 million.

Total consideration is comprised of 22.3 million Hercules shares plus sufficient cash to retire indebtedness of approximately $25.0 million, and working capital liabilities subject to closing adjustments. At the February 10, 2011 closing price of $3.62 per share, the value of the transaction is $105 million.

Seahawk’s Chief Executive Officer, Randy Stilley, stated “After a thorough and disciplined process, an independent committee of Seahawk’s directors and its full Board of Directors determined that an asset sale to Hercules provides the highest level of value to Seahawk’s stakeholders.”

Stilley continued, “The transaction with Hercules creates a company with a larger, more diverse fleet, broader customer relationships and greater operational flexibility. In addition to increased economies of scale, combining the fleets will provide for substantial cost savings through the elimination of overhead and duplicative public company expenses.”

The asset sale will be implemented through a Chapter 11 bankruptcy filing in which Seahawk will seek expedited hearings to obtain Court approval. Both companies expect to obtain regulatory clearance under the Hart-Scott-Rodino Antitrust Act and close the transaction in the second quarter of 2011. We expect no impact on Seahawk’s operations and Seahawk will continue to perform work for its customers without interruption. Seahawk expects that full payment of all funded debt and trade payables will be made. Additionally, Seahawk expects to pay all vendors for goods and services provided after the filing.

“The filing permits us to effectuate the sale in an efficient manner, allowing us to address legacy liabilities inherited from Pride International, Inc. as part of the August 2009 spin-off, and ensure we continue to operate our business as usual as we proceed with the sale process,” Stilley said.

Additionally, Seahawk has obtained a $35 million debtor-in-possession credit facility to support its business and liquidity needs from the D. E. Shaw group’s direct capital unit.

“It is anticipated that Seahawk will have sufficient resources to continue serving our customers and we foresee no impact on operations during this process,” Stilley said. “As always, our focus is on maintaining the highest quality of service and safety in our daily operations, meeting all customer needs. We will keep employees and creditors informed throughout the process.”

As previously disclosed, Seahawk’s liquidity and revenue generation have been adversely affected by the dramatic slow-down in the issuing of shallow water drilling permits in the U.S. Gulf of Mexico following the Macondo well blowout, the continued low prices for natural gas, the general economic downturn and other factors discussed in Seahawk’s filings with the Securities and Exchange Commission.

“While we are pleased with the successful outcome of our strategic review, and believe this is a positive result for both companies and our stakeholders, I think it is important to note that Seahawk was forced to seek strategic alternatives only after an unprecedented decline in the issuance of offshore drilling permits following the Macondo blowout. The decision by regulators to arbitrarily construct unnecessary barriers to obtaining permits they had traditionally authorized has had an adverse impact not only on Seahawk, but on the sector as a whole.”

Seahawk was spun-off from Pride International, Inc. on August 24, 2009. As previously disclosed, Pride has asserted certain claims against the Company; however Seahawk has various counterclaims against Pride that are equal to or in excess of the Pride claims. At this time, we do not know the net impact on the Company of these claims and counterclaims.

Seahawk has retained the investment bank of Simmons & Company International, financial advisor Alvarez & Marsal, and the law firm of Fulbright & Jaworski L.L.P. to support the transaction.

More information about today’s announcement is available at www.seahawkdrilling.com. Additionally, the Company has established a toll-free hotline at 877-340-2765.

About Seahawk

Seahawk Drilling, Inc. is an offshore drilling company headquartered in Houston, Texas. Seahawk owns a fleet of 20 jackup rigs that provide shallow water services in the Gulf of Mexico. Seahawk’s shares are traded on the NASDAQ Stock Market under the symbol “HAWK.” Additional information may be found at www.seahawkdrilling.com.

About Hercules

Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 30 jackup rigs, 17 barge rigs, 65 liftboats, three submersible rigs, one platform rig and a fleet of marine support vessels. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. Additional information may be found at www.herculesoffshore.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Seahawk expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “anticipate,” “estimate,” “continue,” “foresee,” “could,” or other similar words. These forward-looking statements may include, but are not limited to, references to procedures to be commenced in connection with Seahawk’s bankruptcy case and the sale of its assets pursuant to the asset purchase agreement entered into with Hercules, Seahawk’s liquidity, future gas prices and Seahawk’s future operating results. Forward-looking statements are not guarantees of performance. Seahawk has based these statements on Seahawk’s assumptions and analyses in light of Seahawk’s experience and perception of historical trends, current conditions, expected future developments and other factors Seahawk believes are appropriate in the circumstances. No assurance can be given that these assumptions are accurate. Moreover, these statements are subject to a number of risks and uncertainties. Important factors that could cause Seahawk’s actual results to differ materially from the expectations reflected in Seahawk’s forward-looking statements include those described under Item 1A of Seahawk’s Form 10-K for the fiscal year ended December 31, 2009 and any subsequently filed Form 10-Q, any factors set forth in Seahawk’s other reports filed with the Securities and Exchange Commission, and the following factors, among others:

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the failure to meet the conditions to consummating the sale of assets pursuant to the asset purchase agreement entered into with Hercules or any higher and better bidder approved by the Bankruptcy Court or to obtain an order of the Bankruptcy Court approving the sale of assets;

•	unwillingness of the Seahawk’s vendors to accept orders or supply goods on acceptable terms;

•	disruptions in services to customers as a result of concerns about the Seahawk’s continued operation;

•	general economic and business conditions, including conditions in the credit markets;

•	prices of crude oil and natural gas and industry expectations about future prices;

•	ability to adequately staff Seahawk’s rigs and attract and retain key management;

•	foreign exchange controls and currency fluctuations;

•	maintenance of Seahawk’s credit ratings;

•	the business opportunities, or lack thereof, that may be presented to and pursued by us;

•	cancellation or renegotiation of Seahawk’s drilling contracts or payment or other delays or defaults or non-payments by Seahawk’s customers and their continued creditworthiness;

•	changes in laws or regulations including the possibility of further regulation of off shore drillers in the Gulf of Mexico;

•	the ability of Seahawk’s customers to obtain the proper permits necessary to conduct operations;

•	demand for Seahawk’s rigs;

•	the effects of competition;

•	the effect of litigation and contingencies, including those relating to the Pride Wyoming and the pending and possible future tax assessments by the Mexican government;

•	labor relations and work stoppages;

•	Seahawk’s ability to access capital to fund its working capital needs during the bankruptcy process and Seahawk’s ability to obtain financing on satisfactory terms;

•	operating hazards and cancellation or unavailability of insurance coverage;

•	accidents or other unscheduled shutdowns;

•	competition and market conditions in the contract drilling industry; and

•	severe weather.

Other factors that are unknown or unpredictable, could also have a material adverse effect on future results.

All subsequent written and oral forward looking statements attributable to Seahawk or to persons acting on Seahawk’s behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by Seahawk’s forward-looking statements may not occur, and you should not place any undue reliance on any of Seahawk’s forward-looking statements. Seahawk’s forward-looking statements speak only as of the date made and Seahawk undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.